Exhibit 99.1

PRESS RELEASE

TRIAD GUARANTY REPORTS ON RECENT DEVELOPMENTS WITH FREDDIE MAC

WINSTON-SALEM, N.C.–May 22, 2008–Triad Guaranty Inc. (NASDAQ (GS): TGIC) reported today on recent communications and discussions it has had since last week with representatives of Freddie Mac and on the current status of the proposed transaction with Lightyear Capital LLC.

As previously reported, Triad Guaranty no longer satisfies either of the Government Sponsored Enterprises’ (GSEs) Type 1 mortgage insurer eligibility requirements, which has triggered an obligation to file acceptable remediation plans with the GSEs. Following the filing by Triad of its Form 10-Q last week, Freddie Mac advised Triad that its insurance subsidiary is suspended as an approved mortgage insurer, subject to an appeals process currently underway. Triad intends to vigorously pursue this appeal with Freddie Mac, which must be made in writing by May 29, 2008. Freddie Mac has informed Triad that it will continue to purchase mortgage loans insured or committed to be insured by Triad during the appeal process unless and until Triad and its customers are notified by Freddie Mac to the contrary. Triad believes this action by Freddie Mac should not have any immediate adverse impact on Triad’s ability to write new mortgage insurance, which Triad is continuing to do with the support of the Illinois Division of Insurance, while it pursues its previously announced proposed transaction with Lightyear. The benefits of the proposed transaction with Lightyear to all Triad policyholders and customers will be a key component of Triad’s submission to Freddie Mac.

Mark K. Tonnesen, President and CEO of Triad Guaranty Inc., said, “Freddie Mac and Fannie Mae are both continuing to accept new insurance written or committed by Triad. We welcome the opportunity to provide both the GSEs and our regulators with more

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details concerning our anticipated voluntary run-off plan and the benefits we believe can be achieved by completing the proposed transaction with Lightyear.”

Triad also reported that it is continuing to negotiate definitive agreements with Lightyear Capital LLC, a New York-based private equity firm focused on financial services, which would result in the creation of a new monoline mortgage insurance company. Triad and Lightyear continue to work closely together to obtain all necessary approvals for the transaction. Completion of the proposed transaction with Lightyear remains subject to numerous conditions both within and outside the control of Triad and Lightyear and no assurance can be given that Triad or Lightyear will be successful in satisfying those conditions.

About Triad Guaranty Insurance Corporation

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing credit enhancement solutions to its lender customers and the capital markets. This allows buyers to achieve homeownership sooner, facilitates the sale of mortgage loans in the secondary market and protects lenders from credit default-related expenses. For more information, please visit the company's web site at www.triadguaranty.com

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including our ability to enhance our capital resources, the possibility of general economic and business conditions that are different than anticipated, legislative, regulatory, rating agency and other similar developments, changes in interest rates, the housing market, the mortgage industry and the stock market, stronger than anticipated competitive activity, as well as the factors described under "Risk Factors" and under "Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995" in our Annual Report on Form 10-K for the year ended December 31, 2007 and in future filings by us in other reports and statements that we file with the Securities and Exchange Commission. Forward-looking statements

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are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SOURCE:	Triad Guaranty Inc.

CONTACT:	Mark K. Tonnesen, President and CEO, Triad Guaranty Inc.,

336-723-1282, ext. 1101 or mtonnesen@tgic.com

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